Exhibit 3.21

EDUARDO AVELLO CONCHA
NOTARIO PUBLICO
ORREGO LUCO 0153 - PROVIDENCIA

O.D.	REPERTORIO N° 5106-2003	4

TRANSFORMACIÓN

PREMDOR (CHILE) LIMITADA

A

MASONITE CHILE HOLDINGS S.A.

EN SANTIAGO DE CHILE, a diecisiete de julio de dos mil tres, ante mí, MARGARITA MORENO ZAMORANO, abogado, Suplente del Titular de la Vigésima Séptima Notaría de Santiago don Eduarda Avello Coneha, según Decreto Judicial protocolizado con esta misma fecha al final de los registros el presente mes de julio del año en curso, con oficio en calle Orrego Luco número cero ciento cincuenta y tres, comuna de Providencia, Santiago, comparecen: Uno/MASONITE INTERNATIONAL CORPORATION, sociedad constituida y organizada bajo las leyes de la provincia de Ontario, Canadá, con domicilio en Britannia Road East, número mil seiscientos, Mississauga, Ontario, Canadá, y para estos efectos en Avenida Apoquindo número tres mil uno, piso nueve, comuna de Las Condes, Santiago, representada, según se acreditará, por don Paulo Hernán Larraín Maturana, chileno, casado, abogado, cédula nacional de identidad número siete millones cincuenta y dos mil setecientos veinticuatro guión tres, también domiciliado en Avenida Apoquindo número tres mil uno, piso nueve, comuna de Las Condes, Santiago; y Dos/CROWN DOOR CORPORATION, sociedad constituida y organizada bajo las leyes de la provincia de Ontario, Canada, con domicilio en Britannia Road East número mil seiscientos, Mississauga, Ontario, Canadá y para estos efectos en Avenida Apoquindo número tres mil uno, piso nueve, comuna de Las Condes, Santiago, representada, según se acreditará, por don Gonzalo Alfredo Cordero Arce, chileno, casado, abogado, cédula nacional de identidad número doce milliones doscientos treinta y un mil ochocientos ocho guión siete, también domiciliado en Avenida Apoquindo número tres mil uno, piso nueve, comuna de Las Condes, Santiago; los comparecientes mayores de edad, quienes acreditan su identidad con los documentos antes citados y exponen: PRIMERO: Por escritura pública de fecha nueve de diciembre de mil novecientos noventa y ocho, otorgada en la Notaría de Santiago de don Arturo Carvajal Escobar, se constituyó la sociedad Premdor (Chile) Limitada, en adelante también denominada la “Sociedad”.  Un extracto de esta escritura pública inscribió a fojas treinta mil doscientos setenta y uno número veinticuatro mil doscientos setenta en el Registro de Comercio del Conservador de Bienes Raíces de Santiago, correspondiente al año mil novecientos noventa y ocho, y se publicó en el Diario Oficial de fecha catorce de diciembre de ese mismo año. La Sociedad ha experimentado las siguientes modificaciones: /a/ Por escritura pública de fecha nueve de junio de mil novecientos noventa y nueve, otorgada en la Notaría de Santiago de don Arturo Carvajal Escobar. Un extracto de esta escritura pública se inscribió a fojas catorce mil setecientas veinticuatro número once mil setecientos cuarenta y uno en el Registro de Comercio del Conservador de Bienes Raíces de Santiago, correspondiente al año mil novecientos noventa y nueve, y se publicó en el Diario Oficial de fecha diecisiete

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de junio de ese mismo ano; /b/ Por escritura pública de fecha veintiocho de diciembre de dos mil, otorgada en la Notaría de Santiago de don  Arturo Carvajal Escobar. Un extracto de esta escritura pública se inscribió a fojas ciento cuarenta y uno número ciento treinta y dos en el Registro de Comercio del Conservador de Bienes Raíces de Santiago, correspondiente al año dos mil uno, y se publicó en el Diario Oficial de fecha seis de enero de ese mismo año; /c/ Por escritura pública de fecha dieciséis de julio de dos mil uno, otorgada en la Notaría de Santiago de don Arturo Carvajal Escobar. Un extracto de esta escritura pública se inscribió a fojas diecinueve mil doscientos ochenta y nueve número quince mil quinientos once en el Registro de Comercio del Conservador de Bienes Raíces de Santiago, correspondiente al año dos mil uno, y se publicó en el Diario Oficial de fecha veinticinco de julio de ese mismo año. Una rectificación de este extracto se publicó en el Diario Oficial de fecha treinta de julio de dos mil uno; /d/ Por escritura pública de fecha diecinueve de julio de dos mil dos, otorgada en esta misma Notaría. Un extracto de esta escritura pública se inscribió a fojas veinte mil cuatrocientos cuarenta y cinco número dieciséis mil seiscientos sesenta y uno en el Registro de Comercio del Conservador de Bienes Raíces de Santiago, correspondiente al año dos mil dos, y se publicó en el Diario Oficial de fecha ocho de agosto de ese mismo año; y /e/ Por escritura pública de fecha veinticuatro de julio de dos mil dos, otorgada en esta misma Notaría. Un extracto de esta escritura pública se inscribió a fojas veinte mil ochocientos ochenta número diecisiete mil veinte en el Registro de Comercio del Conservador de Bienes Raíces de

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Santiago, correspondiente al año dos mil dos, y se publicó en el Diario Oficial de fecha ocho de agosto de ese mismo año. El rol único tributario de la Sociedad es el setenta y siete millones doscientos treinta y seis mil doscientos setenta guión seis.- SEGUNDO: Según consta de los estatutos sociales de Premdor (Chile) Limitada, contenidos en las escrituras públicas referidas en la Cláusula Primera anterior, los actuales y únicos socios de dicha Sociedad son las personas que a continuación se indican, en las proporciones que en cada caso se señalan: /a/ Masonite International Corporation, con un noventa y nueve coma novecientos noventa y siete por ciento del total de los derechos sociales; y /b/ Crown Door Corporation, con un cero coma cero cero tres por ciento del total de los derechos sociales.- TERCERO: Los comparecientes, en su calidad de únicos y actuales socios de Premdor (Chile) Limitada, vienen en dejar parcialmente sin efecto el aumento de capital efectuado mediante escritura pública de fecha dieciséis de julio de los mil uno, otorgada en la Notaría de Santiago de don Arturo Carvajal Escobar. Por este acto, los comparecientes acuerdan dejar sin efecto la obligación de Masonite International Corporation de enterar en las arcas sociales la cantidad de trescientos setenta millones novecientos sesenta y cuatro mil cuatrocientos setenta y un pesos.– CUARTO: En virtud de lo señalado en la Cláusula Tercera precedente, Masonite International Corporation y Crown Door Corporation, en su calidad de únicos y actuales socios de “Premdor (Chile) Limitada”, acuerdan en este acto sustituir el Artículo Tercero de los estatutos sociales de dicha Sociedad, relativo al capital social, por el siguiente: “TERCERO: CAPITAL SOCIAL.- El capital

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social es la suma de veinticuatro mil setecientos cincuenta y dos millones setecientos noventa y ocho mil cuatrocientos setenta y dos pesos, que los socios aportan en la proporción y del modo que se indica a continuación: /a/ Masonite International Corporation aporta la suma equivalente a veinticuatro mil setecientos cincuenta y dos millones ciento veintiocho mil veinticinco pesos, esto es aproximadamente el noventa y nueve coma novecientos noventa y siete por ciento del capital social; y /b/ Crown Door Corporation aporta la cantidad de seiscientos setenta mil cuatrocientos cuarenta y siete pesos, esto es aproximadamente el cero coma cero cero tres por ciento del capital social. Ambos socios han pagado sus respectivos aportes de la forma establecida en el Artículo Segundo Transitorio de estos estatutos.” — QUINTO: Asimismo, y con el fin de establecer la forma en que los socios han enterado sus respectivos aportes al capital social, los comparecientes, en la representación que invisten, vienen en sustituir el Artículo Segundo Transitorio de los estatutos sociales por el siguiente: “ARTÍCULO SEGUNDO TRANSITORIO: Se deja expresa constancia que los socios han enterado sus respectivos aportes al capital social establecido en el Artículo Tercero de los estatutos en la forma y oportunidad que se pasa a expresar: /Uno/ MASONITE

INTERNATIONAL CORPORATION, cuyo aporte total asciende a la cantidad de veinticuatro mil setecientos cincuenta y dos millones ciento veintiocho mil veinticinco pesos, lo ha enterado de la siguiente forma: /a/ Su aporte inicial de seis mil setecientos tres millones setecientos noventa y cuatro mil cincuenta y tres pesos, equivalente a catorce millones doscientos veintiocho mil quinientos setenta y siete dolares de los

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Estados Unidos de América, mediante remesa de capital acogida a las normas del Decreto Ley número seiscientos de mil novecientos setenta y cuatro, que contiene el Estatuto de la Inversión Extranjera. Este aporte se pagó en pesos con fecha nueve de diciembre de mil novecientos noventa y ocho, mediante liquidación de divisas efectuada según el valor del Dólar Observado publicado en el Diario Oficial con esa fecha; /b/ Un aporte adicional, de cinco mil cuatrocientos sesenta y tres millones cuatrocientos ochenta mil pesos, equivalente a once millones de dólares de los Estados Unidos de América, mediante remesa de capital acogida a las normas del Decreto Ley número seiscientos de mil novecientos setenta y cuatro, sobre Estatuto de la Inversión Extranjera. Este aporte se pagó en pesos con fecha nueve de junio de mil novecientos noventa y nueve, mediante liquidación de divisas efectuada según el valor del Dólar Observado publicado en el Diario Oficial con esa fecha; /c/ Un segundo aporte adicional, de mil ciento cuarenta y un millones setecientos noventa y nueve mil ochocientos cincuenta pesos, equivalente a un millón novecientos noventa y siete mil novecientos dólares de los Estados Unidos de América, mediante remesa de capital acogida al Decreto Ley número seiscientos de mil novecientos setenta y cuatro, sobre Estatuto de la Inversión Extranjera. Este aporte se pagó en pesos con fecha veintiuno de diciembre de dos mil, mediante liquidación de divisas efectuada según el valor del Dólar Observado publicado en el Diario Oficial con esa fecha; /d/ Un tercer aporte adicional, de doscientos sesenta y seis millones setecientos cuarenta y seis mil ciento quince pesos, equivalente a cuatrocientos cuarenta y cinco mil trescientos setenta y ocho dólares

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de los Estados Unidos de América, mediante remesa de capital acogida al Decreto Ley numero seiscientos de mil novecientos setenta y cuatro, sobre Estatuto de la Inversión Extranjera. Este aporte se pagó en pesos con fecha dieciséis de abril de dos mil uno, mediante liquidación de divisas efectuada según el valor del Dólar Observado publicado en el Diario Oficial con esa fecha; y /e/ Un cuarto aporte adicional, de once mil ciento setenta y seis millones trescientos ocho mil siete pesos, correspondientes a dieciseis millones cincuenta y seis mil setecientos sesenta coma tres dólares de los Estados Unidos de América, según el valor del Dólar Observado publicado en el Diario Oficial con fecha veinticuatro de julio de dos mil dos, que Masonite International Corporation enteró, en la misma fecha, mediante el aporte en dominio de quinientas cincuenta y nueve mil cuatrocientos sesenta y nueve acciones de que es titular en la sociedad anónima cerrada Fibramold S.A., hoy Masonite Chile S.A., acciones que constan del título número veintinueve. /Dos/ CROWN DOOR CORPORATION, cuyo aporte total asciende a la cantidad de seiscientos setenta mil cuatrocientos cuarenta y siete pesos, equivalente a la fecha del pago respectivo a mil cuatrocientos veintitrés dólares de los Estados Unidos de América, según el valor del Dólar Observado publicado en el Diario Oficial con fecha nueve de diciembre de mil novecientos noventa y ocho. Este aporte se pagó en pesos con fecha nueve de diciembre de mil novecientos noventa y ocho, mediante liquidación de divisas efectuada según el valor del Dólar Observado publicado en el Diario Oficial con esa fecha. SEXTO: Asimismo, por el presente instrumento, los comparecientes, en su calidad de únicos y

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actuales socios de Premdor (Chile) Limitada, y con arreglo a los artículos noventa y seis y noventa y siete de la Ley número dieciocho mil cuarenta y seis, en adelante la “Ley”, vienen en transformar dicha Sociedad en una sociedad anónima cerrada, que se regirá por las disposiciones de la Ley, par el Reglamento de Sociedades Anónimas, en adelante el “Reglamento”, en lo que le fuere aplicable según su naturaleza, y por los siguientes Estatutos Sociales: “TITULO PRIMERO.- Nombre, Domicilio, Duración y Objeto.- Artículo Primero: El nombre de la Sociedad es “Masonite Chile Holdings S.A. “ y su domicilio es la comuna de Santiago, sin perjuicio de poder establecer agencias o sucursales en otras lugares, dentro o fuera del país.- Artículo Segundo: La duración de la Sociedad será indefinida. - Artículo Tercero: La Sociedad tiene por objeto realizar, por cuenta propia o ajena, o asociada a terceros, las siguientes actividades: a) Desarrollar todas las actividades relacionadas con la fabricación o manufactura de puertas moldeadas, paneles, tableros u otras piezas similares, derivadas de la industrialización de la madera y subproductos de madera, de su propiedad o de terceros y, en general, participar en todo tipo de actividades relacionadas con la industrialización de la madera y sus productos, en cualquier forma, sean o no complementarias a las ya referidas, b) Distribuir, vender y comercializar, dentro a fuera del país, los productos y subproductos derivadas de su actividad industrial; c) Invertir sus recursos en la constitución de sociedades dedicadas a las actividades del giro social o similares, y/o incorporarse a las ya existentes, en calidad de accionistas a socio, y d) Realizar todas las demás actividades complementarias o

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accesorias relacionadas directa o indirectamente con las anteriores y que los socios acuerden realizar.- TITULO SEGUNDO.- Capital y Acciones.- Artículo Cuarto: El capital de la Sociedad es la cantidad de veinticuatro mil setecientos cincuenta y dos millones setecientos noventa y ocho mil cuatrocientos setenta y dos pesos, dividido en cien mil acciones nominativas, sin valor nominal, de igual valor cada una, de una misma y única serie, íntegramente suscrito y pagado en la forma que se indica en los artículos transitorios de los presentes Estatutos.– Artículo Quinto: En cuanto a la forma de los títulos de las acciones, su emisión, entrega, reemplazo, extravío, hurto, robo, inutilización, canje y demás operaciones pertinentes, se observarán las normas de la Ley y el Reglamento.- Artículo Sexto: En relación al Registro de Accionistas y la transferencia, transmisión, constitución de derechos reales, prohibiciones y demás actos o contratos referentes a las acciones y sus efectos, se observarán igualmente las respectivas normas de la Ley y el Reglamento.- Articulo Séptimo: En caso de que una o mas acciones pertenezcan en común a varios personas, los co-dueños estarán obligados a designar a un apoderado de todos ellos para actuar ante la Sociedad.- TITULO TERCERO.- Administración.- Artículo Octavo: La Sociedad será administrada por un Directorio formado por tres miembros titulares, accionistas o no y serán elegidos en junta general de accionistas. El Directorio se renovará en junta genera; de accionistas. El Directorio se renovará en su totalidad cada tres años. Los directores salientes podrán ser reelegidos.- Artículo Noveno: Los directores continuarán en sus funciones después de expirado su período si se retrasase o no se celebrase la junta general de accionistas llamada a efectuar la renovación. En este

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último caso, el Directorio deberá convocar dentro del plaza de treinta días a una junta de accionistas para hacer los nombramientos correspondientes.- Artículo Décimo: En su primera sesión después de cada elección, el Directorio elegirá de entre sus miembros, un Presidente y un Vicepresidente. A falta del Presidente, desempeñará su función el Vicepresidente.- Artículo Décimo Primero: EL Directorio determinará los dias y horas en que deba reunirse en sesión ordinaria, las que se celebrarán a lo menos una vez al año. Habrá sesiones extraordinarias cada vez que las cite el Presidente por iniciativa propia a por la iniciativa de otro director, previa calificación que el Presidente haga de la necesidad de la reunión. Sin embargo, si la reunión es solicitada por la mayoría absoluta de los directores, deberá necesariamente celebrase sin calificación previa. No se requerirá de citación para las sesiones ordinarias del Directorio. La citación a sesiones extraordinarias se practicará mediante carta certificada despachada a cada uno de los directores, con a lo menos tres días de anticipación a su celebración. Este plaza podrá reducirse a veinticuatro horas de anticipación si la carta fuera entregada personalmente al director por un Notario Público. La citación a sesión extraordinaria deberá contener una referencia a las materias a tratarse en ella, la cual podrá omitirse a las materias si a la sesión concurriese la unanimidad de los directores de la Sociedad. No será necesario acreditar la citación ante terceros.- Artículo Décimo Segundo: El Directorio podrá celebrar sesiones con una quórum de dos miembros con derecho a voto. Los acuerdos deberán tomarse con los votos conformes de, a lo menos, dos directores.- Artículo Décimo Tercero: Cuando algún director tuviera interés por sí o

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como representante de otra persona en un acuerdo, acto o contrato determinados, las operaciones respectivas deberán ser informadas y conocidas y sólo podrán ser aprobadas por el Directorio si se ajustan a condiciones de equidad similares a las que sean habituales en el mercado. Para determinar si un director tiene interés en una negociación, acto o contrato, se estará a lo que dispone la Ley o el Reglamento.- Artículo Décimo Cuarto: Las deliberaciones y acuerdos del Directorio se escriturarán en un libro de actas por cualesquiera medios, siempre que éstos ofrezcan seguridad de que no podrá haber intercalaciones, supresiones o cualquier otra adulteración que pueda afectar la fidelidad del acta. El acta será firmada por los directores que hubiesen concurrido a la sesión. Si alguno de ellos falleciera o se imposibilitara por cualquier causa para firmar el acta correspondiente, se dejará constancia en la misma de la respectiva circunstancia o impedimento. Se entenderá aprobada el acta desde el momento de su firma, conforme a lo expresado precedentemente. El director que quiera salvar su responsabilidad par algún acto a acuerdo del Directorio, deberá hacer constar en el acta su oposición, debiendo darse cuenta de ello en la próxima junta ordinaria de accionistas por el que presida. El director que estimare que un acta adolece de inexactitudes u omisiones, tiene el derecho de estampar, antes de firmarla, las salvedades correspondientes.- Artículo Décimo Quinto: El Directorio representa a la Sociedad judicial y extrajudicialmente y, para el cumplimiento del objeto social, lo que no será necesario acreditar frente e terceros, está investido de todas las facultades de administración y disposición que la Ley o los Estatutos no establezcan como privativas de

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la junta general de accionistas, sin perjuicio de la representación legal que compete al gerente o de las facultades que el propio Directorio le otorgue. El Directorio podrá delegar parte de sus facultades en los gerentes, subgerentes o abogados de la sociedad, en un director o en una comisión de directores y, para objetos especialmente determinados, en otras personas.- Artículo Décimo Sexto: Las funciones de los directores no serán remuneradas.- TITULO CUARTO.- Presidente, Vicepresidente y Gerente.- Artículo Décimo Séptimo: El Presidente to será del Directorio, de la junta general y de la Sociedad y sus atribuciones serán las contempladas en la Ley, en el Reglamento y en estos Estatutos.- Artículo Décimo Octavo: El Directorio designará uno o más gerentes, los que podrán también ser directores. Sus atribuciones y deberes serán los que les fije el Directorio.- TITULO QUINTO.- Juntas de Accionistas.- Artículo Décimo Novena: Las juntas de accionistas serán ordinarias o extraordinarias. Las primeras se celebrarán dentro del cuatrimestre siguiente la fecha de cierre del balance del ejercicio correspondiente a cada año, para tratar de las materias propias de su conocimiento y que se señalan en el artículo siguiente. Las segundas podrán celebrarse en cualquier tiempo, cuando así to exijan las necesidades sociales, para decidir cualquier materia que la Ley o los Estatutos entreguen al conocimiento de eras juntas de accionistas y siempre que tales materias se señalen en la citación correspondiente. Cuando una junta extraordinaria de accionistas deba pronunciarse sobre materias propias de una junta ordinaria, su funcionamiento y acuerdos de sujetarán, en lo pertinente, a los quórum aplicables a esta última clase de juntas.- Artículo Vigésimo: Son

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materias de junta ordinaria: Uno/ el examen de la situación de la sociedad y de los informes de los Auditores Externos o Inspectores de Cuentas, y la aprobación o rechazo de la memoria, el balance, los estados y demostraciones financieras presentados por los administradores o liquidadores de la Sociedad; Dos/ la distributión de las utilidades de cada ejercicio y, en especial, el reparto de dividendos; Tres/ la electión o revocatión de la totalidad de los miembros del Directorio, de los liquidadores y de los fiscalizadores de la administratión; y Cuatro/ en general, cualquier materia de interés social que no sea propia de una junta extraordinaria.- Artículo Vigésimo Primero: Son materias de la junta extraordinaria: Uno/ la disolución de la sociedad; Dos/ la transformación, fusión o división de la sociedad y la reforma de sus estatutos; Tres/ la emisión de bonos o debentures convertibles en acciones; Cuatro/ La enajenación del activo de la sociedad en los términos que señala el número nueve del artículo sesenta y siete de la Ley, o el cincuenta por ciento o más del pasivo; Cinco/ el otorgamiento de garantías reales o personales para caucionar obligaciones de terceros, excepto si éstos fueren sociedades filiales, en cuya caso la aprobación de directorio será suficiente, y Seis/ Las demás materias que por ley o por los estatutos, correspondan a su conocimiento o a la competencia de las juntas de accionistas.- Las materias referidas en los números uno, dos, tres y cuatro sólo podrán acordarse en junta celebrada ante notario, quien deberá certificar que el acta es expresión fiel de lo ocurrido y acordado en la reunión.- Artículo Vigésimo Sequndo: Las juntas serán convocadas por el Directorio de la Sociedad. El Directorio

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deberá convocar: Uno/ a junta ordinaria a efectuarse dentro del cuatrimestre siguiente a la fecha del balance, con el fin de conocer todos los asuntos de su competencia; Dos/ a junta extraordinaria, siempre que, a su juicio, los intereses de la Sociedad lo justifiquen; y Tres/ a junta ordinaria o extraordinaria, según sea el caso, cuando así lo soliciten accionistas que representen, a lo menos, el diez por ciento de las acciones emitidas con derecho a voz y voto, expresando en la solicitud los asuntos a tratar en la junta. Las juntas convocadas en virtud de la solicitud de accionistas deberán celebrarse dentro del plazo de treinta días a contar de la fecha de la respectiva solicitud.-Artículo Vigésimo Tercero: La citación a la junta de accionistas se efectuará por medio de un aviso destacado que se publicará, a lo menos, por tres veces en días distintos en el periódico del domicilio social que haya determinado la junta de accionistas o, a falta de acuerdo o en caso de suspensión o desaparición de la circulatión del periódico designado, en el Diario Oficial en el tiempo, forma y condiciones que señale el Reglamento.- Artículo Vigésimo Cuarto: La junta se constituirá en primera citatión con la mayoría absoluta de las acciones emitidas con derecho a voto y, en segunda citación, con las que se encuentren presentes o representadas, cualquiera sea su número, y los acuerdos se adoptarán por la mayoría absoluta de las acciones presentes o representadas con derecho a voz y voto, a menos que la Ley, el Reglamento a los Estatutos señalen un quórum diverso. Los avisos de la segunda citación sólo podrán publicarse una vez que hubiera fracasado la junta a efectuarse en primera citatión y, en todo caso, la nueva junta deberá ser citada para celebrarse dentro de los

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cuarenta y cinco días siguientes a la fecha fijada para la junta no efectuada. Las juntas serán presididas por el Presidente del Directorio o por el que haga sus veces, y actuará como secretario el titular de este cargo, cuando lo hubiere, o el gerente en su defecto. Podrán celebrarse válidamente aquellas juntas a las que concurra la totalidad de las acciones emitidas con derecho a voz y voto, aún cuando no se hubieran cumplido las formalidades requeridas para su citación.- Artículo Vigésimo Quinto: Solamente podrán participar en la junta y ejercer sus derechos de voz y voto, los titulares de las acciones que se encuentren inscritas en el Registro de Accionistas con cimco días de anticipación a aquel en que se celebre la respectiva junta. Los directores y gerentes que no sean accionistas, podrán participar en las juntas generales sólo con derecho a voz. Artículo Vigésimo Sexto: Los accionistas podrán hacerse representar en las juntas por medio de otra persona, aunque ésta no sea accionista. La representación deberá conferirse por escrito, por el total de las acciones de las cuales el mandante sea titular el quinto día anterior a la junta. La forma, texto y calificación de los poderes se ajustará a lo que establezca el Reglamento.- Artículo Vigésimo Séptimo: En las elecciones que se efectúen en las juntas, cada accionista dispondrá de un voto por cada acción que posea y podrá acumular sus votos en favor de una sola persona o distribuirlos en la forma que estime conveniente y se proclamarán elegidos a los que en una misma y única votación resulten con mayor número de votos, hasta completar el número de cargos por proveer. Lo dispuesto precedentemente no obsta a que por acuerdo unánime de los accionistas presentes con derecho a voz y voto, se omita

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la votación y se proceda a elegir por aclamación.- Artículo Vigésimo Octavo: Los acuerdos de la junta extraordinaria de accionistas que impliquen reforma de los Estatutos, deberán ser adoptados con la mayoría absoluta de las acciones emitidas con derecho a voto. No obstante, requerirán el voto conforme de las dos terceras partes de las acciones emitidas con derecho a veto, los acuerdos relativos a las siguientes materias: Uno/ la transformatión de la sociedad, la división de la misma y su fusión con otra sociedad; Dos/ la motificación del plazo de duración de la sociedad cuando lo hubiere; Tres/ la disolución anticipada de la sociedad; Cuatro/ el cambio de domicilio social; Cinco/ la disminución del capital social; Seis/ la aprobación de aportes y estimatión de bienes no consistentes en dinero; Siete/ La modificación de las facultades reservadas a la junta de accionistas o de las limitaciones a las atribuciones del directorio; Ocho/ La disminución del número de miembros de su directorio; Nueve/ La enajenación de un cincuenta por ciento o más de su activo, sea que incluya o no su pasivo; como asimismo, la formulación o modificación de cualquier plan de negocios que contemple la enajenación de activos por un monto que supere el porcentaje antedicho. Para estos efectos se presume que constituyen una misma operatión de enajenación, aquellas que se perfeccionen por medio de uno o más actos relativos a cualquier bien social, durante cualquier período de doce meses consecutivos; Diez/ la forma de distribuir los beneficios sociales; Once/ El otorgamierto de garantías reales o personales, para caucionar obligaciones de terceros que excedan el cincuenta por ciento del activo, excepto respecto de filiales, caso en el cual la

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aprobación del directorio será suficiente; Doce/ La adquisición de acciones de su propia emisión, en las condiciones establecidas en los artículos veintisiete A y veintisiete B; Trece/ las demás que señalen los estatutos; y Catorce/ el saneamiento de la nulidad, causada por vicios formales, de que adolezca la constitutión de la sociedad o una modificatión de sus estatutos sociales que comprenda una o más materias de las señaladas en los números anteriores. Las reformas de estatutos que tengan por objeto la creación, modificación o supresión de preferencias, deberán ser aprobadas con el voto conforme de las dos terceras partes de las acciones de la serie o series afectadas.- Artículo Vigésimo Noveno: De las deliberaciones y acuerdos de la junta se dejará constancia en un libro de actas el que será llevado por el secretario, si lo hubiere, o en su defecto, por el gerente de la Sociedad. Las actas serán firmadas por quienes actuaron de Presidente, secretario de la junta y por dos accionistas elegidos por ella o por todos los asistentes, si éstos fueran menos de tres. Se entenderá aprobada el acta desde el momento de su firma por dichas personas. Si alguna de las personas designadas para firmar el acta estimare que ella adolece de inexactitudes u omisiones, tendrá derecho a estampar, antes de firmarla, las salvedades correspondientes. Las deliberaciones y acuerdos de la junta se escriturarán en el libro de actas respectivo por cualesquiera medios, siempre que éstos ofrezcan seguridad de que no podrá haber intercalaciones, supresiones o cualquier otra adulteratión que pueda afectar la fidelidad del acta.- TITULO SEXTO.- Fiscalización de la Administración.- Artículo Trigésimo: La junta ordinaria de accionistas nombrará anualmente

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Auditores Externos Independientes o a dos Inspectores de Cuentas titulares y dos suplentes, con el objeto de examinar la contabilidad, inventario, balance y otros estados financieros, debiendo informar par escrito a la próxima junta ordinaria sobre el cumplimiento de su mandato.- Artículo Trigésimo Primero: La Memoria, el Balance, el Inventario, las Actas, los Libros y los informes de los Auditores Externos o Inspectores de Cuentas quedarán a dispositión de los accionistas para su examen en la oficina de administración de la Sociedad durante los quince días anteriores a la fecha señalada para la junta de accionistas. Los accionistas sólo podrán examinar dichos documentos en el término señalado. Durante el período indicado, estos accionistas tendrán el derecho de examinar iguales antecedentes de las sociedades filiales en la forma, plazo y condiciones que señale el Reglamento.- TITULO SÉPTIMO.- De los Balances, otros Estados y Registros Financieros y de la Distribución de las Utilidades.- Artículo Trigésimo Segundo: El ejercicio deberá cerrarse al treinta y uno de diciembre de cada año y la Sociedad confeccionará anualmente su Balance a esa fecha y todos los estados y registros financieros que exija la Ley o el Reglamento.- Artículo Trigésimo Tercero: El Directorio deberá presentar a la consideratión de la junta general ordinaria de accionistas una Memoria razonada acerca de la situación de la Sociedad en el último ejercicio, acompañada del Balance General, del estado de ganancias y pérdidas y del informe de los Auditores Externos o Inspectores de Cuentas, todo sin perjuicio de otros formalidades y requisitos que señalen la Ley y el Reglamento. Artículo Trigésimo Cuarto: Los dividendos se pagarán exclusivamente de las utilidades

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liquidas del ejercicio, o de las retenidas provenientes de balances aprobados por las juntas generales de accionistas.- Artículo Trigésimo Quinto: No será obligatorio distribuir anualmente como dividendo porcentaje alguno de las utilidades del ejercicio, debiendo la junta ordinaria de accionistas determinar en cada oportunidad el monto de las utilidades liquidas que se destinarán a este objeto. En todo caso, el Directorio podrá, bajo la responsabilidad personal de los directores que concurran al acuerdo respectivo, distribuir dividendos provisorios durante el ejercicio con cargo a las utilidades del mismo, siempre que no hubiere pérdidas acumuladas. Artículo Trigésimo Sexto: La parte de las utilidades que no sea destinada por la junta a dividendos pagaderos durante el ejercicio, podrá en cualquier tiempo ser capitalizada, previa reforma de los Estatutos, o ser destinada al pago de dividendos eventuales en ejercicios futuros. Las acciones liberadas que se emitan se distribuirán entre los accionistas a prorrata de las acciones inscritas en el Registro respectivo el quinto día hábil anterior a la fecha del reparto.- Artículo Trigésimo Séptimo: Los dividendos devengados que la Sociedad no hubiere pagado o puesto a disposición de sus accionistas dentro de los plazos establecidos en la Ley, se reajustarán de acuerdo a la variatión que experimente el valor de la Unidad de Fomento entre la fecha en que éstos se hicieron exigibles y la de su pago efectivo.- Artículo Trigésimo Octavo: Los dividendos serán pagados a los accionistas inscritos en el registro respectivo el quinto día hábil anterior a las fechas establecidas para su solutión.- TITULO OCTAVO.- Disolución y Liquidación.- Artículo Trigésimo Noveno: La sociedad se disolverá por

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las causas que señale la Ley.- Artículo Cuadragésimo: Una vez disuelta la Sociedad se procederá a su liquidación en conformidad a la Ley y el Reglamento. La liquidación se practicará por una comisión liquidadora elegida por la junta general de accionistas, la cual fijará su remuneración, salvo que la disolución de la Sociedad hubiere sido decretada por sentencia judicial ejecutoriada, en cuyo caso la liquidación se practicará por un sólo liquidador elegido en conformidad a la Ley. Si la Sociedad se disolviera por reunirse todas las acciones en manos de una sola persona, no será necesaria la liquidación, sin perjuicio de las disposiciones establecidas en la Ley.- Artículo Cuadragésimo Primero: Salvo acuerdo unánime en contrario de las acciones emitidas con derecho a voz y voto y lo dispuesto en el artículo anterior, la comisión liquidadora estará formada por tres liquidadores. La comisión liquidadora designará un presidente de entre sus miembros quien representará a la Sociedad judicial y extrajudicialmente y, si hubiere un solo liquidador, en él se radicarán ambas representaciones. Los liquidadores podrán ser reelegidos par una sola vez en sus funciones.- Artículo Cuadragésimo Segundo: Los liquidadores no podrán entrar en funciones sino una vez que estén cumplidas todas las solemnidades que la Ley señala para la disolución de la Sociedad. Entretanto, el último Directorio deberá continuar a cargo de la administración de la Sociedad.- Artículo Cuadragésimo Tercero: La junta de accionistas podrá revocar en cualquier tiempo el mandato a los liquidadores por ella designados.- Artículo Cuadragésimo Cuarto: Durante la liquidación, continuarán reuniéndose las juntas ordinarias y en ellas se dará cuenta por los liquidadores

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del estado de la liquidación y se acordarán las providencias que fueran necesarias para llevarla a cumplido término. Los liquidadores enviarán, publicarán y presentarán los balances y demás estados financieros que establezca la Ley y el Reglamento. Las funciones de la comisión liquidadora o del liquidador, en su caso, no son delegables. Con todo, podrán delegar parte de sus facultades en uno o más liquidadores, si fueren varios y, para objetos especialmente determinados, en otras personas.- TITULO NOVENO.- Arbitraje.- Artículo Cuadragésimo Quinto: Las diferencias que ocurran entre los accionistas en su calidad de tales o entre éstos y la sociedad o sus administradores, sea durante la vigencia de la sociedad o durante su liquidación, serán resueltas, sin forma de juicio, en única instancia y sin ulterior recurso, por un árbitro arbitrador nombrado de común acuerdo por las partes. Si el nombrado no pudiere o no quisiere aceptar o no pudiere seguir desempeñando el cargo, o en caso de existir desacuerdo entre las partes respecto de su nombramiento, conocerá de las cuestiones el árbitro que designe, a petición de cualquiera de las partes, el Juez de Letras en lo Civil del Departamento y Comuna de Santiago que se encuentre de turno, debiendo recaer la designatión, en este último caso, en un abogado que sea a hubiere sido, al menos durante tres años, abogado integrante de la Excelentísima Corte Suprema de Chile o de la Ilustrísima Corte de Apelaciones de Santiago, Chile. Se entenderá que existe desacuerdo entre las partes por el sólo hecho de comparecer, uno cualquiera de ellos, ante el Tribunal señalado, solicitando dicha designatión.- TITULO DÉCIMO.- Disposición General.- Artículo Cuadragésimo Sexto: En todo lo no previsto por

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estos Estatutos, se aplicarán las disposiciones legales o reglamentarias vigentes para las sociedades anónimas cerradas. ARTÍCULOS TRANSITORIOS.- ARTICULO PRIMERO TRANSITORIO: El capital de la Sociedad, que asciende a la suma de veinticuatro mil setecientos cincuenta y dos millones setecientos noventa y ocho mil cuatrocientos setenta y dos pesos, dividido en cien mil acciones nominativas, sin valor nominal, de igual valor cada una, de una misma y única serie, queda íntegramente suscrito y pagado en la siguiente forma: a/ Masonite International Corporation suscribe noventa y nueve mil novecientos noventa y siete acciones, las que paga en este acto con la totalidad de sus derechos sociales en la sociedad Premdor (Chile) Limitada, equivalentes al noventa y nueve coma novecientos noventa y siete por ciento del capital de la misma, y que los accionistas de común acuerdo avalúan en la suma de veinticuatro mil setecientos cincuenta y dos millones ciento veintiocho mil veinticinco pesos; y b/ Crown Door Corporation suscribe tres acciones, las que paga en este acto con la totalidad de sus derechos sociales en la sociedad Premdor (Chile) Limitada, equivalentes al cero coma cero cero tres por ciento del capital de la misma, y que los accionistas de común acuerdo avalúan en la suma de seiscientos setenta mil cuatrocientos cuarenta y siete pesos.- ARTICULO SEGUNDO TRANSITORIO: El primer Directorio de la Sociedad queda integrado por los señores Harley Ulster, Paulo Hernán Larrain Maturana y Jorge Véjar Mourgues. Este Directorio durará en sus funciones hasta la celebración de la primera junta general ordinaria de accionistas, oportunidad en que deberá designarse el Directorio definitivo.”.- SEPTIMO: Se deja expresa constancia que, por efecto de la transformación

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de la sociedad de que da cuenta la cláusula anterior, los derechos y obligaciones que formaban el total del patrimonio de la sociedad Premdor (Chile) Limitada, se entienden radicados en la sociedad Masonite Chile Holdings S.A., subsistiendo plenamente su personalidad jurídica, y quedando ésta como la sucesora y continuadora legal de aquélla. En consecuencia, son de responsabilidad de Masonite Chile Holdings S.A. los impuestos adeudados o que pudiera adeudar Premdor (Chile) Limitada. En todo caso, la sociedad Masonite Chile Holdings S.A. quedará afecta al régimen tributario de las sociedades anónimas a contar de la fecha de la presente escritura.- NOVENO: En todo lo no modificado por la presente escritura, continúan plenamente vigentes los estatutos de la Sociedad.- DECIMO: Se faculta al portador de copia autorizada de esta escritura para requerir y firmar las anotaciones, inscripciones y subinscripciones que procedan y al portador de un extracto de ella, para requerir y firmar las inscripciones y anotaciones que sean necesarias en los registros pertinentes y para efectuar las publicaciones y demás gestiones relativas a la legalización de esta escritura y para que efectúe todos los demás trámites que sean necesarios para la completa y cumplida legalización de la transformación de sociedad que en ésta se contiene. La personería de don Paulo Hernán Larrain Maturana para representar a Masonite International Corporation, la que no se inserta en la presente por ser conocida por los comparecientes y por el Notario que autoriza, consta del poder de fecha catorce de junio de dos mil dos, otorgado en la Provincia de Ontario, Canadá, el cual, debidamente legalizado hasta concurrencia del Ministerio de Relaciones Exteriores, fue protocolizado en la Notaría de Santiago de don Iván Torrealba Acevedo

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con fecha veinte de junio de dos mil dos.- La personería de don Gonzalo Alfredo Cordero Arce para representar a Crown Door Corporation, la que no se inserta en la presente por ser conocida por los comparecientes y por el Notario que autoriza, consta del poder de fecha quince de julio de dos mil dos, otorgado en la Provincia de Ontario, Canadá, el cual, debidamente legalizado hasta concurrencia del Ministerio de Relaciones Exteriores, fue protocolizado en la Notaría de Santiago de don Iván Torrealba Acevedo con fecha diecinueve de julio de dos mil dos.- En comprobante y previa lectura, firman los comparecientes.- Se dio copia y anotó en el LIBRO DE REPERTORIO con el número ya señalado.- DOY FE.

/s/ Paulo Larrain Maturana
Paulo Larrain Maturana
C.I. 7.052.724-3
p.p. MASONITE INTERNATIONAL CORPORATION

/s/ Gonzalo Cordero Arce
Gonzalo Cordero Arce
C.I. 12.231.808-7
p.p. CROWN DOOR CORPORATION

AUTORIZO EN CONFORMIDAD AL ARTICULO 402 DEL CODIGO
ORGANICO DE TRIBUNALES

ESTA COPIA ES TESTIMONIO FIEL DEL ORIGINAL.

Santiago     28    JUL 2003

/s/ Eduardo Avello Concha

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TRANSLATION

EDUARDO AVELLO CONCHA

NOTARY PUBLIC

ORREGO LUCO 0153 - PROVIDENCIA

O.D.	REPERTORY No. 5106 – 2003	4

TRANSFORMATION

PREMDOR (CHILE) LIMITADA

INTO

MASONITE CHILE HOLDINGS S.A.

IN SANTIAGO DE CHILE, on the seventeenth day of July, two thousand three, before me, MARGARITA MORENO ZAMORANO, lawyer, Alternate of the Principal of the Twenty-Seventh Notary Office of Santiago, Eduardo Avello Concha, under Judicial Order registered on the same date at the end of the registers of this month of July of this year, with his office on Calle Orrego Luco number zero one hundred fifty-three, community of Providencia, Santiago, there appear: One) MASONITE INTERNATIONAL CORPORATION, a company incorporated and organized under the laws of the province of Ontario, Canada, domiciled at Britannia Road East, number one thousand six hundred, Mississauga, Ontario, Canada, and for the purposes of this instrument at Avenida Apoquindo number three thousand one, floor nine, community of Las Condes, Santiago, represented, as will be proven, by Paulo Hernán Larraín Maturana, a Chilean, married, a lawyer, national identity number seven million fifty-two thousand seven hundred twenty-four dash three, also domiciled Avenida Apoquindo number three thousand one, floor nine, community of Las Condes, Santiago; and Two) CROWN DOOR CORPORATION, a company incorporated and organized under the laws of the province of Ontario, Canada, domiciled at Britannia Road East, number one thousand six hundred, Mississauga, Ontario, Canada, and for the purposes of this instrument at Avenida Apoquindo number three thousand one, floor nine, community of Las Condes, Santiago, represented as will be proven by Gonzalo Alfredo Cordero Arce, a Chilean, married, a lawyer, national identity card number twelve million two hundred thirty-one thousand eight hundred eight dash seven, also domiciled Avenida Apoquindo number three thousand one, floor nine, community of Las Condes, Santiago; the deponents are of legal age, and prove their identity with the aforementioned documents, and state: ONE:  By public instrument dated December nine nineteen hundred ninety-eight, executed at the Notary Office of Santiago of Arturo Carvajal Escobar, there was incorporated the company Premdor (Chile) Limitada, hereinafter the “Company”. An excerpt of this public instrument is recorded on page thirty thousand two hundred seventy-one number twenty-four thousand two hundred seventy in the Commercial Register of the Land Registrar of Santiago, corresponding to the year nineteen hundred ninety-eight, and was published in the Diario Oficial of December fourteen of the same year. The Company underwent the following modifications: (a) By public instrument dated June nine nineteen hundred ninety-nine, executed at the Notary Office of Santiago of Arturo Carvajal Escobar. An excerpt of this public instrument was recorded on page fourteen thousand seven hundred twenty-four number eleven thousand seven hundred forty-one in the Register of Commerce of the Land Registrar of Santiago, corresponding to the year nineteen hundred ninety-nine and was published in the Diario Oficial of June seventeen of the same year; (b) By public instrument dated December twenty-eight two thousand, executed at the Notary Office of Santiago of Arturo Carvajal Escobar. An excerpt of this public instrument was recorded on page one hundred forty-one number one hundred thirty-two in the Register of Commerce of the Land Registrar of Santiago, corresponding to the year two thousand one, and was published in the Diario Oficial of January six of the same year; (c) By public instrument dated July sixteen two thousand one, executed at the Notary Office of Santiago of Arturo Carvajal Escobar. An excerpt of this public instrument was recorded on page nineteen thousand two hundred eighty-nine number fifteen thousand five hundred eleven in the Register of Commerce of the Land Registrar of Santiago, corresponding to the year two thousand one, and was published in the Diario Oficial of July twenty-five of the same year. A rectification of this excerpt was published in the Diario Oficial of July thirty two thousand one; (d) By public instrument dated July nineteen two thousand two, executed at the same Notary Office. An excerpt of this public instrument was recorded on page twenty thousand four hundred forty-five number sixteen thousand six hundred sixty-one in the Register of Commerce of the Land Registrar of Santiago, corresponding to the year two thousand, and was published in the Diario Oficial of August eight of the same year; and (e) By public instrument dated July twenty-four two thousand two, executed at the same Notary Office. An excerpt of this public instrument was recorded on page twenty thousand eight hundred eighty number seventeen thousand twenty in the Register of Commerce of the Land Registrar of Santiago,

corresponding to the year two thousand two, and was published in the Diario Oficial of August eight of the same year. The sole tax code of the Company is seventy-seven million two hundred thirty-six thousand two hundred seventy-six. TWO: As appears from the bylaws of Premdor (Chile) Limitada, contained in the public instruments referred to in Clause One above, the current and only partners of the Company are the persons indicated below, in the proportions indicated in each case: (a) Masonite International Corporation, with ninety-nine point nine hundred ninety-seven percent of the total shares; and (b) Crown Door Corporation, with zero point zero zero three percent of all shares. THREE:  The deponents, in their capacity of individual and current partners of Premdor (Chile) Limitada, appear to partially cancel the capital increase carried out by public instrument dated July sixteen two thousand one, executed at the Notary Office of Santiago of Arturo Carvajal Escobar. By this act, the deponents agree to cancel the obligation of Masonite International Corporation to contribute to the corporate coffers the amount of three hundred seventy million nine hundred seventy-four thousand four hundred seventy-one pesos. FOUR: Pursuant to the provisions of Clause Three above, Masonite International Corporation and Crown Door Corporation, in their capacity as sole current partners of “Premdor (Chile) Limitada” agree in this act to replace Article Three of the bylaws of the Company concerning the capital by the following: “THREE: CAPITAL. The capital is in the amount of twenty-four thousand seven hundred fifty-two million seven hundred ninety-eight thousand four hundred seventy-two pesos, which the partners contribute in the proportion and in the manner indicated below: (a) Masonite International Corporation contributes the amount equivalent to twenty-four thousand seven hundred fifty-two million one hundred twenty-eight thousand twenty-five pesos, i.e., approximately ninety-nine point nine hundred ninety-seven percent of the capital; and (b) Crown Door Corporation contribute the amount of six hundred seventy thousand four hundred forty-seven pesos, i.e., approximate zero point zero zero three percent of the capital. Both partners paid their respective contribution in the manner established in Transitory Article Two of these bylaws.”  FIVE:  Furthermore, in order to establish the form in which the partners paid their respective contributions to the capital, the deponents, in the capacity in which they appear, replace Transitory Article Two of the bylaws by the following: “TRANSITORY ARTICLE TWO:  It is expressly noted for the record that the partners paid their respective contributions to the capital established in Article Three of the bylaws in the form and at the time indicated below:  One) MASONITE INTERNATIONAL CORPORATION, whose total contribution is in the amount of twenty-four thousand seven hundred fifty-two million one hundred twenty-eight thousand twenty-five pesos paid it as follows: (a) Its initial contribution of six thousand seven hundred three million seven hundred ninety-four thousand fifty-three pesos, equivalent to fourteen million two hundred twenty-eight thousand five hundred seventy-seven U.S. dollars, by transfer of capital pursuant to Decree Law number six hundred of nineteen hundred seventy-four, which contains the Statue of Foreign Investment. This contribution was paid in pesos on December ninth, nineteen hundred ninety-eight, by liquidation of foreign currency made at the value of the Observed Dollar published in the Diario Oficial of that date; (b) An additional contribution of five thousand four hundred seventy-three million four hundred eighty thousand pesos, equivalent to eleven million U.S. dollars, by transfer of capital pursuant to Decree Law number six hundred of nineteen hundred seventy-four, which contains the Statue of Foreign Investment. This contribution was paid in pesos on June nine nineteen hundred ninety-nine, by liquidation of foreign currency made at the value of the Observed Dollar published in the Diario Oficial of that date; (c) A second additional contribution of one thousand one hundred forty-one million seven hundred ninety-nine thousand eight hundred fifty pesos, equivalent to one million nine hundred ninety-seven thousand nine hundred U.S. dollars, by transfer of capital pursuant to Decree Law number six hundred of nineteen hundred seventy-four, which contains the Statue of Foreign Investment. This contribution was paid in pesos on December twenty-one two thousand, by liquidation of foreign currency made at the value of the Observed Dollar published in the Diario Oficial of that date; (d) A third additional contribution of two hundred sixty-six million seven hundred forty-six thousand one hundred fifteen pesos, equivalent to four hundred forty-five thousand three hundred seventy-eight U.S. dollars by transfer of capital pursuant to Decree Law number six hundred of nineteen hundred seventy-four, which contains the Statue of Foreign Investment. This contribution was paid in pesos on April sixteen two thousand one, by liquidation of foreign currency made at the value of the Observed Dollar published in the Diario Oficial of that date; (e) A fourth additional contribution of eleven thousand one hundred seventy-six million three hundred eight thousand seven pesos, corresponding to sixteen million fifty-six thousand seven hundred seventy point three U.S. dollars, at the value of the Observed Dollar published in the Diario Oficial of July twenty-four two thousand two, which Masonite International Corporation paid on the same date by contribution in property of five hundred fifty-nine thousand four hundred sixty-nine shares owned by it in the closed corporation Fibramold S.A., today Masonite Chile S.A., which shares are covered by certificate number twenty-nine. Two) CROWN DOOR CORPORATION, whose total contribution is in the amount of six hundred seventy thousand four hundred forty-seven pesos, equivalent on the date of the respective payment to one thousand four hundred twenty-three U.S. dollars, according to the value of the Observed Dollar published in the Diario Oficial on December nine nineteen hundred ninety-eight. This contribution was paid in pesos on December nine nineteen hundred ninety-eight by liquidation of foreign currency according at the value of the Observed Dollar published in the Diario Oficial of that date. SIX:  Furthermore, by this instrument, the deponents, in their capacity of sole current partners of Premdor (Chile) Limitada, and pursuant to articles ninety-six and ninety-seven of Law number eighteen thousand forty-six, hereinafter the “Law,” come to transform said Company into a closed corporation, which will be governed by the provisions of the Law by the Regulation of Corporations, hereinafter the “Regulation,” in the aspects applicable to it according to its nature, and by the following Bylaws:  “TITLE ONE. Name, Domicile, Term and Objective. Article One:  The name of the Company is “Masonite Chile Holdings S.A.” and its domicile is the community of Santiago, without prejudice to the fact that it may establish agencies or branches in other places, in or out of the country. Article Two: The term of the Company will be indefinite. Article Three: The Company has the objective of engaging, on its own behalf or on behalf of others, or associated with third parties, in the following activities: a) To carry out all activities related with the fabrication or manufacture of molded doors, panels, boards or other similar parts, derived from the industrialization of wood and wood byproducts, owned by it or by others and in general to participate in all types of activities related to the industrialization of wood and its products, in any form, complementary or not to those already indicated b) To distribute, sell and market, in or out of the country, the products and byproducts derived from their industrial activity; c) To invest their funds in incorporating companies engaging in the activities of the corporate purpose or similar and/or to join existing ones, as shareholders or partners; and d) To engage in all the other additional or accessory activities, directly or indirectly related to those listed above and which the partners decide to carry out. TITLE TWO. Capital and Shares. Article Four: The capital of the Company is the amount of twenty-four thousand seven hundred fifty-two million seven hundred ninety-eight thousand four hundred seventy-two pesos, divided into one hundred thousand registered shares, without par value, of equal value each, in a same and sole series, fully subscribed and paid up in the manner indicated in the transitory articles of these Bylaws. Article Five: Concerning the form of the share certificates, their issue, delivery, replacement, loss, theft, robbery, deterioration, exchange and other pertinent operations, the provisions of the Law and the Regulation will be followed. Article Six:  In connection with the Register of Shareholders and the transfer, transmission, constitution of real rights, prohibitions and other acts or contracts concerning the shares and their effects, the respective provisions of the Law and of the Regulation will also be followed. Article Seven: If one or several shares belong jointly to several persons, the co-owners will be obligated to designate a representative of all of them to act towards the Company. TITLE THREE. Administration. Article Eight:  The Company will be administered by a Board of Directors made up of three principal members, shareholders or not, elected in a general shareholders meeting. The Board of Directors will be changed in its entirety every three years. The exiting directors may be reelected. Article Nine: The directors will remain in office after the expiration of their term if the general shareholders meeting called to make the change is delayed or is not held. In the latter case, the Board of Directors must call, within the term of thirty days, a shareholders meeting to make the corresponding appointments. Article Ten: In its first meeting after each election, the Board of Directors will elect among its members a President and a Vice-President. In the absence of the President its function will be fulfilled by the Vice-President. Article Eleven: The Board of Directors will establish the days and times when it must meet in ordinary meeting, to be held at least once a year. There will be extraordinary meetings whenever they are called by the President at his own initiative or at the initiative of another director, after the President qualifies the need for the meeting. However, if the meeting its requested by the absolute majority of the directors, it must necessarily be held without prior qualification. Invitations will not be required for the ordinary meetings of the Board of Directors. The invitation to extraordinary meetings will be made by certified letter sent to each of the directors at least three days before the meeting. This term may be reduced to twenty-four hours in advance if the letter is delivered in person to the director by a Notary Public. The invitation to extraordinary meeting must contain a reference to the matters to be discussed, which may be omitted if the meeting is attended by the unanimity of the directors of the Company. The invitation need not be proven to third parties. Article Twelve: The Board of Directors may hold meetings with a quorum of two members with voting right. The decisions must be made by the approving votes of at least two directors. Article Thirteen: When any director has an interest of his own or as representative of another person in a certain decision, act or contract, the respective operations must be reported and known and may only be approved by the Board of Directors if they meet the conditions of equity similar to those customary in the market. To determine whether a director has an interest in a transaction, act or contract the provisions of the law or of the Regulation will be followed. Article Fourteen: The deliberations and decisions of the Board of Directors will be entered in a book of minutes by any means, provided they offer the certainty that there may not be words added, deletions or any other adulteration that may affect the truthfulness of the minutes. The minutes will be signed by the directors who attended the meeting. If any of them dies or is prevented by any cause from signing the corresponding minutes, note will be made in the minutes of the respective circumstance or impediment. The minutes will be deemed approved from the time of their signing, as indicated above. The director who wishes to reserve his responsibility for any act or decision of the Board must enter his opposition in the minutes, and the president of the next ordinary shareholders meeting must report the fact. The director who considers that the minutes suffer from inexactness or omissions, has the right to print the corresponding reservations before signing them. Article Fifteen: The Board of Directors represents the Company in and out of court and for the implementation of the corporate objective, which need not be proven to third parties, has all powers of administration and disposal which the Law or the Bylaws do not establish as being reserved to the general shareholders meeting, without prejudice to the legal representative of the manager or the powers granted to him by the Board of Directors. The Board of Directors may delegate part of its powers to the managers, assistant managers or lawyers of the company, to a director or to a commission of directors and, for expressly determined objectives, to other persons. Article Sixteen: The functions of the directors will not be compensated. TITLE FOUR. President, Vice-President and Manager. Article Seventeen: The President will be president of the Board of Directors, of the general shareholders meeting and of the Company, and his functions will be those contemplated in the Law, in the Regulation and in these Bylaws. Article Eighteen: The Board of Directors will designate one or several managers, who may also be directors. Their functions and duties will be those established by the Board of Directors. TITLE FIVE. Shareholders Meetings. Article Nineteen: The shareholders meetings will be ordinary or extraordinary. The former will be held within the four months following the closing of the balance sheet of each fiscal year, to discuss the matters reserved to it, as indicated in the following article. The latter may be held at any time, when so required by corporate needs, to decide on any matter which the Law or the Bylaws reserve for the knowledge of these shareholders meetings, and provided that the matters are indicated in the corresponding invitation. When an extraordinary shareholders meeting must decide on matters reserved for an ordinary meeting, its operation and decisions will be subject, in the pertinent aspects, to the quorum applicable to the latter type of meetings. Article Twenty: The matters reserved to the ordinary meeting are: One) The examination of the situation of the company and of the reports of the External Auditors or Statutory Auditors and the approval or rejection of the management report, the balance sheet, the financial statements and calculations presented by the administrators or liquidators of the Company; Two) the distribution of the profits of each fiscal year and especially the distribution of dividends; Three) The election or revocation of all the members of the Board of Directors, of the liquidators and of the supervisors of the administration; and Four) in general, any matter of corporate interest which is not reserved to an extraordinary meeting. Article Twenty-One: The matters reserved to the extraordinary meeting are: One) the dissolution of the company; Two) the transformation, merger or spin-off of the company and the amendment of its bylaws; Three) the issue of bonds or debentures convertible to shares; Four) the alienation of the assets of the company in the terms indicated in number nine article sixty-seven of the Law or fifty percent or more of the liabilities; Five) granting of real or personal guarantees to backup obligations of third parties, except if they are subsidiaries, in which case the approval of the Board of Directors will suffice; and Six) the other matters which, by law or under the bylaws, must be decided by it or are under the competence of the shareholders meetings. The matters mentioned in sections one, two three and four may be decided upon only in a meeting held in the presence of a notary, who must certify that the minutes are the true expression of what happened and what was decided in the meeting. Article Twenty-Two: The meetings will be called by the Board of Directors of the Company. The Board of Directors

must call: One) an ordinary shareholders meeting to be held within the four months after the date of the balance sheet, in order to decide on all the matters of its competence; Two) the extraordinary shareholders meeting, whenever in its opinion the interests of the Company justify it; and Three) an ordinary or extraordinary shareholders meeting, as the case may be, when so requested by shareholders representing at least ten percent of the issued shares with right to opinion and vote, indicating the matters to be discussed in the meeting in their request. The meetings called by request of shareholders must be held within the term of thirty days from the date of the request. Article Twenty-Three: The invitation to the shareholders meeting will be issued by a bold notice published at least three times on three different days on the newspaper of the corporate domicile decided upon by the shareholders meeting or, in the absence of agreement or in the event of suspension or disappearance of the circulation of the indicated newspaper, in the Diario Oficial, at the time, in the form and under the conditions indicated by the Regulation. Article Twenty-Four: The shareholders meeting will be held on first call with the absolute majority of the shares issued with voting right and, on second call, with those present and represented regardless of their number, and decisions will be adopted by the absolute majority of the shares present or represented with right to opinion and vote, unless a different quorum is indicated the Law, the Regulation or the Bylaws. The notices of the second call may be published only after the meeting to be held on first call failed, and in all events the new meeting must be called to be held within forty-five days after the date scheduled for the meeting not held. The meetings will be presided over by the President of the Board of Directors or his replacement, and the secretary of the company, if any, or the manager in his absence. Shareholders’ meeting attended by all shareholders whose opinion and vote may be validly held even without complying with the formalities required for their call. Article Twenty-Five: The shareholders meeting may be attended, and the rights to opinion and vote may be exercised only by holders of the shares registered in the Register of Shareholders five days before the date scheduled for the respective meeting. The directors and managers who are not shareholders may participate in the general meetings only with right to opinion. Article Twenty-Six: The shareholders may be represented in the meetings by other persons, even if they are not shareholders. The representation must be granted in writing, for all the shares owned by the principal the fifth day prior to the meeting. The form, text and qualification of the powers of attorney will be in accordance with the Regulation. Article Twenty-Seven: In the elections made in the shareholders meetings, each shareholder will have one vote for every share owned and may accumulate his votes in favor of a single person or distribute them as he deems convenient and the persons who receive the highest number of votes in the same and sole voting will be proclaimed elected, until the number of positions to be filled are completed. The above provisions do not prevent the possibility that, by unanimous decision of the shareholders present with right to vote and opinion, the voting is omitted and the elections are made by acclamation. Article Twenty-Eight: The decisions of the extraordinary shareholders meeting implying an amendment of the Bylaws must be adopted by absolute majority of the shares issued with voting right. However, the approving vote of two thirds of the shares issued with voting right will be required by decisions concerning the following matters: One) the transformation of the company, its division and merger with another company; Two) the modification of the term of the company, if any; Three) the early dissolution of the company; Four) the change of corporate domicile; Five) the reduction of the capital; Six) the approval of contributions and estimate of non-monetary assets; Seven) the modification of the powers reserved to the shareholders meeting or of the limitations of the functions of the Board of Directors; Eight) the reduction of the number of members of the Board of Directors; Nine) the sale of fifty percent or more of its assets, including or not its liabilities; as well as the formulation or modification of any business plan that contemplates the sale of assets in an amount in excess of the aforementioned percentage. For these purposes, it is presumed that a single sale takes place when the sale is perfected by one or several acts related to any corporate asset, during any period of twelve consecutive months; Ten) the form of distribution of corporate profits; Eleven) the granting of real or personal guarantees in order to backup obligations of third parties exceeding fifty percent of the assets, except for subsidiaries, in which case the approval of the Board of Directors will suffice; Twelve) the acquisition of own shares, under the conditions set forth in articles twenty-seven A and twenty-seven B; Thirteen) the other indicated in the bylaws; and Fourteen) the remedy of the nullity caused by formal defects in the incorporation of the company or an amendment of its bylaws which includes one or several matters of those indicated in the previous sections. The amendments of the bylaws intended for the creation, modification or elimination of preferred rights must be approved by the consenting vote of two thirds of the shares of the one or several series affected. Article Twenty-Nine: The deliberations and decisions of the shareholders meeting will be entered in a book of minutes which will be kept by the secretary, if any, or in his absence by the manager of the Company. The minutes will be signed by those who acted as President, secretary of the meeting and by two shareholders selected by the meeting, or by all those attending, if they are less than three. The minutes will be deemed approved from the time of their signing by said persons. If any of the persons designated to sign the minutes consider that it suffers from inexactness of omissions, he will have the right to print the corresponding reservations before signing them. The deliberations and decisions of the meeting will be entered in the respective book of minutes by any means, provided they offer the certainty that there can not be any words entered between the lines, deletions or any other adulteration that may affect the truthfulness of the minutes. TITLE SIX. Accounting of the Administration. Article Thirty: The ordinary shareholders meeting will appoint annually

Independent External Auditors or two principal Statutory Auditors and two alternates, in order to examine the accounting, inventory, balance sheet and other financial statements, reporting in writing to the next ordinary meeting on the performance of their mandate. Article Thirty-One: The Management Report, the Balance Sheet, the Inventory, the Minutes, the Books and the reports of the External Auditors or Statutory Auditors will be available to the shareholders for examination in the administrative office of the Company for fifteen days prior to the date indicated for the shareholders meeting. The shareholders may examine said documents only within said term. During the period indicated, these shareholders will have the right to examine the same documents of the subsidiaries in the form, term and conditions indicated in the Regulation. TITLE SEVEN. Balance Sheets, other Financial Statements and Records and Profit Distribution. Article Thirty-Two: The fiscal year must end at December thirty-one each year and the Company will issue annually its Balance Sheet at that date and all financial statements and records required by the Law or by the Regulation. Article Thirty-Three: The Board of Directors must submit for the consideration of the general ordinary shareholders meeting a Memorandum about the situation of the Company in the last fiscal year, accompanied by the General Balance Sheet, the statement of profit and loss and the report of the External Auditors or Statutory Auditors, all without prejudice to other formalities and requisites indicated in the Law and Regulation. Article Thirty-Four: Dividends will be paid exclusively from the liquid profits of the fiscal year or from those retained, originating from balance sheets approved by the general shareholders meetings. Article Thirty-Five: It will not be mandatory to distribute annually as dividend any percentage of the profits of the fiscal year, whereby the ordinary shareholders meeting must determine at each time the amount of the liquid profits to be used for this purpose. In any event, the Board of Directors may, under the personal responsibility of the directors present at the respective decision, distribute provisions dividends during the fiscal year charged to its profits, provided there are no accumulated losses. Article Thirty-Six: The portion of the profits not used by the shareholders meeting for dividends payable during the fiscal year may be capitalized at any time, after amendment of the Bylaws, or be used to pay possible dividends in future fiscal years. The paid up shares issued will be distributed among the shareholders prorated to the shares recorded in the respective register the fifth business day prior to the date of the distribution. Article Thirty-Seven: The dividends accrued which the Company did not pay or make available to the shareholders within the terms established in the Law will be adjusted according to the variation of the value of the “Unidad de Fomento” [Development Unit] between the due date and the date of their actual payment. Article Thirty-Eight: Dividends will be paid to the shareholders recorded in the respective register the fifth business day prior to the dates established for their settlement. TITLE EIGHT. Dissolution and Liquidation. Article Thirty-Nine: The company will be dissolved for the causes indicated in the Law. Article Forty: After the Company is dissolved, it will be liquidated pursuant to the Law and the Regulation. The liquidation will be carried out by a liquidation commission elected by the general shareholders meeting, which will establish its remuneration, except if the dissolution of the Company is decreed by final court decision, in which case the liquidation will be carried out by a single liquidator elected pursuant to the Law. If the Company is dissolved because all the shares are held by a single person, the liquidation will not be necessary, without prejudice to the provisions of the Law. Article Forty-One: Except in the event of unanimous agreement to the contrary of the issued shares with right to opinion and vote and the provisions of the previous article, the liquidation commission will be made up of three liquidators. The liquidation commission will designate a president among its members who will represent the Company in and out of court and, if there is a single liquidator, he will be representative in both cases. The liquidators may be reelected once only in their positions. Article Forty-Two: The liquidators may not occupy their positions until all the formalities indicated by the Law for the dissolution of the Company are completed. In the meantime, the last Board of Directors must continue administering the Company. Article Forty-Three: The shareholders meeting may revoke at any time the mandate of the liquidators designated by it. Article Forty-Four: During the liquidation, the ordinary meetings will continue being held, and the liquidators will report to them the status of the liquidation and will decide on the measures necessary in order to complete it. The liquidators will send, publish and present the balance sheets and other financial statements established by the Law and the Regulation. The functions of the liquidation commission or the liquidator, if applicable, may not be delegated. However, they may delegate part of their functions to one or several liquidators, if there are several and for expressly determined purposes, to other persons. TITLE NINE. Arbitration. Article Forty-Five: The disputes arising between the shareholders as such or between them and the company or its administrators, either during the term of the Company or during its liquidation, will be resolved without any form of legal proceedings, in a single instance and without appeal, by an arbitrator appointed by mutual consent of the parties. If the person appointed cannot or does not wish to accept or cannot continue performing the task, or in the event of disagreement between the parties concerning his appointment, the dispute will be heard by the arbitrator designated at the request of either party by the Civil Judge of the Department and Community of Santiago on duty; in the latter case, the person designated must be a lawyer who is or was at least for three years a lawyer of the Supreme Court of Chile or of the Court of Appeals of Santiago, Chile. It will be understood that there is disagreement between the parties merely by the appearance of either one of them before the Court indicated, requesting the designation. TITLE TEN. General Provision. Article Forty-Six: In all aspects not indicated in these Bylaws, the legal or regulatory provisions in force for closed corporations will apply. TRANSITORY ARTICLES. TRANSITORY ARTICLE ONE: The capital of the Company, which totals twenty-four thousand seven hundred fifty-two million seven hundred ninety-eight thousand four hundred seventy-two pesos, divided into one hundred thousand registered shares without par value, with the same value each, in a single and only series, is fully subscribed and paid up as follows: a) Masonite International Corporation subscribes ninety-nine thousand nine hundred ninety-seven shares, which it pays in this act with all its shares in the company Premdor (Chile) Limitada, equivalent to ninety-nine point nine hundred ninety-seven percent of the capital thereof, which the shareholders appraise by mutual consent at the amount of twenty-four thousand seven hundred fifty-two million one hundred twenty-eight thousand twenty-five pesos; and b) Crown Door Corporation subscribes three shares, which is pays in this act with all its shares in the Company Premdor (Chile) Limitada equivalent to zero point zero zero three percent of its capital, which the shareholders appraise by mutual consent at the amount of six hundred seventy thousand four hundred forty-seven pesos. TRANSITORY ARTICLE TWO: The first Board of Directors of the Company is made up of Messrs. Harley Ulster, Paulo Hernán Larrain Maturana and Jorge Véjar Mourgues. This Board will remain in office until the first general ordinary shareholders meeting, when the final Board of Directors must be designated.”  SEVEN: It is expressly noted for the record that, due to the transformation of the company indicated in the previous clause, the rights and obligations which made up the total equity of Premdor (Chile) Limitada is understood to be taken over by Masonite Chile Holdings S.A., with full preservation of its legal identity, whereby the latter is the successor and legal continuation of the former. Consequently, Masonite Chile Holdings S.A. is responsible for the taxes owed or that may be owed by Premdor (Chile) Limitada. In all events, Masonite Chile Holdings S.A. will be subject to the tax status of corporations as of the date of this instrument. NINE: In all aspects not amended by this instrument, the bylaws of the Company remain in full force. TEN: The bearer of a certified copy of this instrument is authorized to request and sign the notations, entries and subentries applicable and the bearer of an excerpt thereof is authorized to request and sign the entries and notations necessary in the pertinent registers and to make the publications and other steps for the legalization of this instrument and to carry out all other formalities necessary for the complete and full legalization of the transformation of the company contained herein. The identity of Paulo Hernán Larrain Maturana to represent Masonite International Corporation, which is not transcribed in this instrument because it is known by the deponents and by the certifying Notary, consists of the power of attorney dated June fourteen two thousand two, granted in the Province of Ontario, Canada which, duly legalized by the Ministry of Foreign Relations was recorded at the Notary Office of Santiago of Iván Torrealba Acevedo

on June twenty two thousand two. The identity of Gonzalo Alfredo Cordero Arce to represent Crown Door Corporation, and which is not transcribed herein because it is known to the deponents and to the certifying Notary, consists of the power of attorney of July fifteen two thousand two, executed in the Province of Ontario, Canada which, duly legalized by the Ministry of Foreign Relations was recorded at the Notary Office of Santiago of Iván Torrealba Acevedo on July nineteen two thousand two. In witness whereof and after reading, the deponents sign. Copy was issued and entered in the BOOK OF REPERTORY under the indicated number. I CERTIFY.

/s/ Paulo Larrain Maturana
Paulo Larrain Maturana
Identity Card 7.052.724-3
For MASONITE INTERNATIONAL CORPORATION

/s/ Gonzalo Cordero Arce
Gonzalo Cordero Arce
Identity Card 12.231.808-7
For CROWN DOOR CORPORATION

I CERTIFY, PURSUANT TO ARTICLE 402 OF THE ORGANIC CODE OF THE COURTS.

THIS COPY IS A TRUE CERTIFIED COPY OF THE ORIGINAL	REPERTORY
Santiago July 28, 2003	No. 5106-2003